Exhibit 99.1

LIBERTY MEDIA REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS

Englewood, Colorado, November 8, 2011 - Liberty Media Corporation (“Liberty”) (Nasdaq: LCAPA, LCAPB, LSTZA, LSTZB) today reported third quarter results for Liberty Capital group and Liberty Starz group. Highlights include(1):

•	Increased STARZ and ENCORE subscriptions by 9% and 3%, respectively

•	Premiered the new Starz Original series, Boss, starring Kelsey Grammer, to positive reviews

•	Announced new series, Da Vinci's Demons, the first series under the Starz partnership with BBC Worldwide

•	Acquired Barnes & Noble 7.75% convertible preferred stock which converts into a 16.6% common equity stake

•	Repurchased $51 million of Liberty Starz stock from August 1st through October 31st, 2011

•	Repurchased $169 million of Liberty Capital stock from August 1st through October 31st, 2011

“Starz continued to post impressive subscriber gains and strong financial results,” stated Greg Maffei, Liberty President and CEO. “It was a busy quarter as we completed the split-off of Liberty Capital and Liberty Starz from Liberty Interactive and made a strategic investment in Barnes & Noble. We also took advantage of the soft equity markets and repurchased shares in both Liberty Starz and Liberty Capital.”

LIBERTY STARZ GROUP - The results for Starz for the three months ended September 30th, 2011 include the legacy Starz Entertainment business and the legacy Starz Media business , due to the Starz Media reattribution (effective as of September 30th, 2010). For discussion purposes, the historical results for the legacy Starz Media businesses have been combined with the historical results of the legacy Starz Entertainment businesses, including the impacts of intercompany eliminations, for the three months ended September 30th, 2010.

Starz's revenue decreased 2% to $389 million for the third quarter, primarily as a result of a decrease in the number of theatrical films released on home video, a decrease in revenue from Animation, and no theatrical films released in 2011 as compared to 2010. The overall decrease was partially offset by revenue growth resulting from a $7 million increase due to higher effective rates for the Starz Channels' services and a $5 million increase due to growth in the average number of subscriptions for the Starz Channels' services.

Starz's adjusted OIBDA(2) increased 27% to $107 million, a $23 million increase, and operating income increased to $101 million, a 31% increase. The increase in adjusted OIBDA was attributable to a combination of improved results by the Starz Channels business and the decision made to exit the theatrical film business in the prior year. The elimination of the theatrical film business and fewer theatrical home video releases resulted in lower revenue which was more than offset by no current period spending on marketing and advertising associated with the theatrical exhibition of such productions, lower production and acquisition costs and lower home video costs. STARZ' subscription units increased 9% and ENCORE subscriptions increased 3% compared to the third quarter of 2010. Subscription growth in 2011 has been impacted by a current lack of cooperative marketing campaigns with certain distribution partners.

“Starz Entertainment performed well in the third quarter with continued solid financial and operational performance, and momentum in implementing our original programming strategy,” said Chris Albrecht, Starz, LLC, President and CEO. “With 2012 STARZ Originals, which include Spartacus: Vengeance, Magic City, and a second season of Boss, we will deliver to our subscribers a slate of entertaining premium programming. Furthermore, the BBC Worldwide Productions agreement yielded its first original programming commitment, with Da Vinci's Demons now in development for 2013. Lastly, we are heartened to see strong demand for our owned originals in the home video, international, and digital businesses.”

Share Repurchases
From August 1st, 2011 through October 31st, 2011, 807,200 shares of Series A Liberty Starz common stock were purchased at an average cost per share of $62.85 for total cash consideration of $50.7 million. Since the introduction of the original Liberty Starz tracking stock on November 19th, 2009 through October 31st, 2011, 1.9 million shares of Series A Liberty Starz common stock have been repurchased at an average cost per share of $54.29 for total cash consideration of $104 million. These repurchases represent 3.7% of the shares outstanding at the time of the introduction of the original Liberty Starz tracking stock, Liberty has approximately $396.0 million remaining under its current Liberty Starz stock repurchase authorization.

The businesses and assets attributed to Liberty Starz group are primarily engaged in the production and distribution of video programming and related businesses.

LIBERTY CAPITAL GROUP - Liberty Capital group's revenue decreased 40% to $151 million while adjusted OIBDA remained flat at $25 million and operating losses improved by $17 million to $14 million for the third quarter. The decrease in revenue and increase in operating income is primarily due to the impact of the change in attribution of Starz Media from Liberty Capital to Liberty Starz which was effective September 30th, 2010.

Share Repurchases
From August 1st, 2011 through October 31st, 2011, approximately 2.5 million shares of Series A Liberty Capital common stock were purchased at an average cost per share of $68.15 for total cash consideration of $168.5 million. Since the reclassification of the original Liberty Capital tracking stock on March 4th, 2008 through October 31st, 2011, 53.4 million shares have been repurchased at an average cost per share of $27.39 for total cash consideration of $1.5 billion. These repurchases represent 41.3% of the shares outstanding at the time of the reclassification. As of October 31st, 2011, Liberty had approximately $137.8 million remaining under its Liberty Capital stock repurchase authorization. On November 7th, 2011, the Board of Directors voted to increase the authorization by an additional $500 million. Including the newly authorized amount, the total current repurchase authorization for Liberty Capital stock is approximately $637.8 million.

The businesses and assets attributed to Liberty Capital group are all of Liberty's businesses and assets other than those attributed to the Liberty Starz group and include its subsidiaries Starz Media (through September 30th, 2010), TruePosition, Atlanta National League Baseball Club (the owner of the Atlanta Braves), its interests in SiriusXM, Live Nation and Barnes & Noble, and minority interests in Time Warner and Viacom.
FOOTNOTES

1)
Liberty's President and CEO, Gregory B. Maffei, will discuss these highlights and other matters in Liberty's earnings conference call which will begin at 11:15 a.m. (ET) on November 8, 2011. For information regarding how to access the call, please see “Important Notice” later in this document.

2)	For a definition of adjusted OIBDA and applicable reconciliations see the accompanying schedules.

NOTES
Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those interests are currently attributed to two tracking stock groups: Liberty Starz group and Liberty Capital group.

Unless otherwise noted, the foregoing discussion compares financial information for the three months ended September 30th, 2011 to the same period in 2010.

On September 23rd, 2011, Liberty was split-off from Liberty Interactive Corporation (f/k/a Liberty Media Corporation ("LIC") (the "Split-Off"). At the time of the Split-Off, LIC owned all the assets, businesses and liabilities previously attributed to the Liberty Capital and Liberty Starz tracking stock groups. The Split-Off was effected by means of a redemption of all of the Liberty Capital common stock and Liberty Starz common stock of LIC for all of the common stock of Liberty. This transaction has been accounted for at historical cost due to the pro rata nature of the distribution.

Following the Split-Off, Liberty and LIC operate as separate, publicly traded companies, and neither has any stock ownership, beneficial or otherwise, in the other. In connection with the Split-Off, Liberty and LIC entered into certain agreements in order to govern certain of the ongoing relationships between the two companies after the Split-Off and to provide for an orderly transition. These agreements include a Reorganization Agreement, a Services Agreement, a Facilities Sharing Agreement and a Tax Sharing Agreement. Certain prior period amounts have been reclassified for comparability with the current presentation.

The following financial information is intended to supplement Liberty's consolidated statements of operations to be included in its Form 10-Q.

Fair Value of Public Holdings and Derivatives

(amounts in millions and include the value of derivatives)	6/30/2011	9/30/2011
SiriusXM debt and equity(1)	6,055	4,283
Live Nation debt and equity(2)	474	338
Barnes & Noble investment(3)	—	206
Non-strategic public holdings(4)	1,334	1,089
Total Attributed Liberty Capital Group	7,863	5,916

(1)
Represents the fair value of Liberty's various debt and equity investments in SiriusXM. The fair value of Liberty's convertible preferred stock is calculated on an as-if-converted basis into common stock. In accordance with GAAP, Liberty accounts for the convertible preferred stock using the equity method of accounting and includes this in its consolidated balance sheet at historical carrying value.

(2)
Represents fair value of Liberty's debt and equity investments. In accordance with GAAP, Liberty accounts for this investment using the equity method of accounting and includes it in its consolidated balance sheet at its historical carrying value.

(3)	Represents the fair value of Liberty's preferred equity investment in Barnes & Noble, which is accounted for at fair value on Liberty's balance sheet.

(4)
Represents Liberty's non-strategic public holdings which are accounted for at fair value including any associated equity derivatives on such investments. Also includes the liability associated with borrowed shares which totaled $1,148 million and $1,076 million on June 30th, 2011 and September 30th, 2011, respectively.

Cash and Debt
The following presentation is provided to separately identify cash and liquid investments and debt information.

(amounts in millions)	6/30/2011	9/30/2011
Cash and Liquid Investments Attributable to:
Liberty Starz group(1) (2)	1,231	1,059
Liberty Capital group(3) (4)	1,259	1,153
Total Liberty Consolidated Cash and Liquid Investments	2,490	2,212

Less:
Short-term marketable securities - Liberty Starz group	132	—
Long-term marketable securities - Liberty Starz group	64	—
Short-term marketable securities - Liberty Capital group	192	275
Total Liberty Consolidated Cash (GAAP)	2,102	1,937

Debt:
Other	42	41
Total Attributed Liberty Starz Group Debt (GAAP)	42	41

Bank investment facility	750	750
Total Attributed Liberty Capital Group Debt (GAAP)	750	750

Total Consolidated Liberty Debt (GAAP)	792	791

(1)	Includes $132 million of short-term marketable securities with an original maturity greater than 90 days as of June 30th, 2011.

(2)
Includes $64 million of marketable securities with an original maturity greater than one year as of June 30th, 2011, which is reflected in investments in available-for-sale securities in Liberty's condensed consolidated balance sheet.

(3)	Includes $192 million and $275 million of short-term marketable securities with an original maturity greater than 90 days as of June 30th, 2011 and September 30th, 2011, respectively.

(4)
Excludes $638 million and $638 million of restricted cash on June 30th, 2011 and September 30th, 2011, respectively, associated with the bank investment facility, which matures in March 2012, and is reflected in current restricted cash on Liberty's consolidated balance sheet.

Attributed Liberty Starz group cash and liquid investments decreased $172 million, primarily as a result of funds loaned to Liberty Capital group to fund certain investments. Total attributed Liberty Starz group debt decreased $1 million as a result of lease payments made at Starz LLC.

Attributed Liberty Capital group cash and liquid investments decreased $106 million, primarily due to Series A Liberty Capital common stock repurchases and investments in cost and equity investees, offset by an intergroup borrowing from Liberty Starz group.

Important Notice: Liberty Media Corporation (Nasdaq: LCAPA, LCAPB, LSTZA, LSTZB) President and CEO, Gregory B. Maffei will discuss Liberty's earnings release in a conference call which will begin at 11:15 a.m. (ET) on November 8, 2011. The call can be accessed by dialing (888) 312-9865 or (719) 457-2657 at least 10 minutes prior to the start time. Replays of the conference call can be accessed until 1:15 p.m. (ET) November 15, 2011, by dialing (888) 203-1112 or (719) 457-0820 plus the pass code 4205514#. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to http://www.libertymedia.com/events. Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, new service and product launches including original content programming, the continuation of our stock repurchase plans, and other matters that are not historical facts These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty, changes in law and government regulations that may impact the derivative instruments that hedge certain of our financial risks and market conditions conducive to stock repurchases. These forward-looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Form 10-Q and Registration Statement on Form S-4, for additional information about Liberty and about the risks and uncertainties related to Liberty's business which may affect the statements made in this press release.

Contact: Courtnee Ulrich (720) 875-5420

SUPPLEMENTAL INFORMATION
As a supplement to Liberty's condensed consolidated statements of operations, to be included in its Form 10-Q, the following is a presentation of quarterly financial information and operating metrics on a stand-alone basis for the largest privately held business (Starz, LLC) owned by Liberty at September 30th, 2011, which Liberty has identified as a reportable segment.

Results for the Liberty Starz group include the legacy Starz Entertainment and the legacy Starz Media businesses for the three months ended December 31st, 2010, March 31st, 2011, June 30th, 2011 and September 30th, 2011. The historical results for the three months ended September 30th, 2010 only include the results for the legacy Starz Entertainment business, as the change in attribution of Starz Media from Liberty Capital to Liberty Starz became effective as of September 30th, 2010.

Please see below for the definition of adjusted OIBDA and a discussion of why management believes the presentation of adjusted OIBDA provides useful information for investors. Schedule 2 to this press release provides a reconciliation of adjusted OIBDA for each identified entity to that entity's operating income for the same period, as determined under GAAP.

QUARTERLY SUMMARY

(amounts in millions)	3Q10	4Q10	1Q11	2Q11	3Q11
Liberty Starz Group
Starz LLC(1)
Revenue	316	400	391	403	389
Adjusted OIBDA	92	110	131	118	107
Operating income	87	70	124	112	101
Subscription units - Starz	17.4	18.2	18.8	19.0	19.0
Subscription units - Encore	32.0	32.8	33.1	32.9	32.8

(1)
Includes the legacy Starz Entertainment and the legacy Starz Media businesses for the three months ended December 31st, 2010, March 31st, 2011, June 30th, 2011 and September 30th, 2011 and only legacy Starz Entertainment results for the three months ended September 30th, 2010 as the change in attribution of Starz Media from Liberty Capital to Liberty Starz became effective as of September 30th, 2010.

NON-GAAP FINANCIAL MEASURES

This press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for each of Liberty's tracking stock groups and Starz, LLC, together with a reconciliation to that group's or entity's operating income, as determined under GAAP. Liberty defines adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses (excluding stock and other equity-based compensation) and excludes from that definition depreciation and amortization, restructuring and impairment charges and gains on legal settlements that are included in the measurement of operating income pursuant to GAAP.

Liberty believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business' ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because adjusted OIBDA is used as a measure of operating performance, Liberty views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty's management considers in assessing the results of operations and performance of its assets. Please see the attached schedules for applicable reconciliations.

SCHEDULE 1

The following table provides a reconciliation of adjusted OIBDA for each of the Liberty Starz group and Liberty Capital group to that group's operating income calculated in accordance with GAAP for the three months ended September 30th, 2010, December 31st, 2010, March 31st, 2011, June 30th, 2011 and September 30th, 2011, respectively.

QUARTERLY SUMMARY

(amounts in millions)	3Q10	4Q10	1Q11	2Q11	3Q11
Liberty Starz Group
Adjusted OIBDA	89	106	126	117	104
Depreciation and amortization	(7)	(2)	(5)	(5)	(4)
Stock compensation expense	(5)	(38)	(5)	(4)	(3)
Impairment of long-lived assets	—	(4)	—	—	—
Operating Income	77	62	116	108	97

Liberty Capital Group
Adjusted OIBDA	25	—	358	7	25
Depreciation and amortization	(20)	(15)	(16)	(15)	(11)
Stock compensation expense	(8)	(9)	(6)	(6)	—
Gain on legal settlement	—	48	7	—	—
Operating Income (Loss)	(3)	24	343	(14)	14

SCHEDULE 2

The following table provides a reconciliation of adjusted OIBDA for Starz, LLC to that entity's operating income (loss) calculated in accordance with GAAP for the three months ended September, 30th, 2010, December 31st, 2010, March 31st, 2011, June 30th, 2011 and September 30th, 2011, respectively, together with a separate presentation, for discussion purposes, that takes into account the historical results of the legacy Starz Media business (see footnote (2) below).

QUARTERLY SUMMARY

(amounts in millions)	3Q10	4Q10	1Q11	2Q11	3Q11
Liberty Starz Group
Starz, LLC(1) - Actual results
Adjusted OIBDA	92	110	131	118	107
Depreciation and amortization	(3)	(5)	(5)	(4)	(4)
Stock compensation expense	(2)	(35)	(2)	(2)	(2)
Operating Income	87	70	124	112	101

Starz, LLC(2) - For discussion purposes
Revenue	397	400	391	403	389

Adjusted OIBDA	84	110	131	118	107
Depreciation and amortization	(6)	(5)	(5)	(4)	(4)
Stock compensation expense	(1)	(35)	(2)	(2)	(2)
Operating Income	77	70	124	112	101

(1)
Includes the legacy Starz Entertainment and the legacy Starz Media businesses for the three months ended December 31st, 2010, March 31st, 2011, June 30th, 2011 and September 30th, 2011 and only legacy Starz Entertainment results for the three months ended September 30th, 2010 as the change in attribution of Starz Media from Liberty Capital to Liberty Starz became effective as of September 30th, 2010.

(2)	Includes results for the legacy Starz Entertainment and the legacy Starz Media businesses for all periods presented, including the impact of intercompany eliminations.

LIBERTY MEDIA CORPORATION
BALANCE SHEET INFORMATION
September 30th, 2011 - (unaudited)

	Attributed
	Starz Group	Capital Group	Inter-group Eliminations	Consolidated Liberty
ASSETS	amounts in millions
Current assets:
Cash and cash equivalents	$1,059	878	—	1,937
Trade and other receivables, net	252	47	—	299
Program rights	476	—	—	476
Short term marketable securities	—	275	—	275
Restricted cash	33	662	—	695
Receivable from Liberty Interactive	—	44	—	44
Other current assets	51	25	(35)	41
Total current assets	1,871	1,931	(35)	3,767
Investments in available-for-sale securities and other cost investments	1	2,781	—	2,782
Investments in affiliates, accounted for using the equity method	—	507	—	507
Property and equipment, net	98	121	—	219
Intangible assets not subject to amortization	132	343	—	475
Intangible assets subject to amortization, net	16	123	—	139
Program rights	325	—	—	325
Deferred costs	—	243	—	243
Deferred tax assets	—	301	(63)	238
Other assets, at cost, net of accumulated amortization	192	28	—	220
Total assets	$2,635	6,378	(98)	8,915

LIABILITIES AND EQUITY
Current liabilities:
Intergroup Payable (Receivable)	$(187))	187	—	—
Accounts payable	7	6	—	13
Accrued liabilities	222	50	—	272
Financial instruments	5	1,080	—	1,085
Current portion of debt	4	750	—	754
Current deferred tax liabilities	—	777	(35)	742
Deferred revenue	44	30	—	74
Other current liabilities	37	35	—	72
Total current liabilities	132	2,915	(35)	3,012
Long-term debt	37	—	—	37
Deferred income tax liabilities	63	—	(63)	—
Deferred revenue	2	529	—	531
Other liabilities	9	248	—	257
Total liabilities	243	3,692	(98)	3,837
Equity/Attributed net assets	2,397	2,687	—	5,084
Noncontrolling interests in equity of subsidiaries	(5)	(1)	—	(6)
Total liabilities and equity	$2,635	6,378	(98)	8,915

LIBERTY MEDIA CORPORATION
BALANCE SHEET INFORMATION
December 31st, 2010 - (unaudited)

	Attributed
	Starz Group	Capital Group	Inter-group Eliminations	Consolidated Liberty
	amounts in millions
ASSETS
Current assets:
Cash and cash equivalents	$878	1,212	—	2,090
Trade and other receivables, net	227	30	—	257
Program rights	411	—	—	411
Short term marketable securities	175	334	—	509
Receivable from Liberty Interactive	—	85	—	85
Other current assets	55	145	(10)	190
Total current assets	1,746	1,806	(10)	3,542
Investments in available-for-sale securities and other cost investments	67	4,483	—	4,550
Investments in affiliates, accounted for using the equity method	—	91	—	91
Property and equipment, net	109	138	—	247
Intangible assets not subject to amortization	132	353	—	485
Intangible assets subject to amortization, net	20	144	—	164
Program rights	323	—	—	323
Deferred costs	—	345	—	345
Deferred tax assets	—	382	(11)	371
Other assets, at cost, net of accumulated amortization	142	532	—	674
Total assets	$2,539	8,274	(21)	10,792

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8	13	—	21
Accrued liabilities	185	58	—	243
Intergroup payable (receivable)	(93)	93	—	—
Financial instruments	3	1,219	—	1,222
Current portion of debt	37	—	—	37
Current deferred tax liabilities	—	722	(10)	712
Deferred revenue	16	224	—	240
Other current liabilities	12	24	—	36
Total current liabilities	168	2,353	(10)	2,511
Long-term debt	68	2,033	—	2,101
Deferred income tax liabilities	11	—	(11)	—
Deferred revenue	—	846	—	846
Other liabilities	46	262	—	308
Total liabilities	293	5,494	(21)	5,766
Equity/Attributed net assets	2,246	2,780	—	5,026
Noncontrolling interests in equity of subsidiaries	—	—	—	—
Total liabilities and equity	$2,539	8,274	(21)	10,792

LIBERTY MEDIA CORPORATION
STATEMENT OF OPERATIONS INFORMATION
Three months ended September 30th, 2011 - (unaudited)

	Attributed
	Starz Group	Capital Group	Consolidated Liberty
	amounts in millions
REVENUE:
Communications and programming services	$389	151	540

OPERATING COSTS AND EXPENSES:
Operating	226	97	323
Selling, general and administrative, including stock-based compensation	62	29	91
Depreciation and amortization	4	11	15
	292	137	429
Operating income	97	14	111

OTHER INCOME (EXPENSE):
Interest expense	—	(3)	(3)
Share of earnings (losses) of affiliates, net	—	53	53
Realized and unrealized gains (losses) on financial instruments, net	(5)	(252)	(257)
Gains (losses) on dispositions, net	(1)	2	1
Other, net	(1)	11	10
	(7)	(189)	(196)
Earnings (loss) before income taxes	90	(175)	(85)

Income tax (expense) benefit	(30)	72	42
Net earnings (loss)	60	(103)	(43)
Less net earnings (losses) attributable to noncontrolling interests	(1)	—	(1)
Net earnings (loss) attributable to Liberty stockholders	$61	(103)	(42)

LIBERTY MEDIA CORPORATION
STATEMENT OF OPERATIONS INFORMATION
Three months ended September 30th, 2010 - (unaudited)

	Attributed
	Starz Group	Capital Group	Consolidated Liberty
	amounts in millions
REVENUE:
Communications and programming services	$319	251	570

OPERATING COSTS AND EXPENSES:
Operating	192	157	349
Selling, general and administrative, including stock-based compensation	43	77	120
Depreciation and amortization	7	20	27
	242	254	496
Operating income (loss)	77	(3)	74

OTHER INCOME (EXPENSE):
Interest expense	—	(12)	(12)
Share of earnings (losses) of affiliates, net	—	(59)	(59)
Realized and unrealized gains (losses) on financial instruments, net	—	70	70
Gains (losses) on dispositions, net	(2)	—	(2)
Other, net	3	27	30
	1	26	27
Earnings (loss) before income taxes	78	23	101

Income tax (expense) benefit	(30)	3	(27)
Net earnings (loss)	48	26	74
Less net earnings (loss) attributable to the noncontrolling interests	—	—	—
Net earnings (loss) attributable to Liberty stockholders	$48	26	74

LIBERTY MEDIA CORPORATION
STATEMENT OF CASH FLOWS INFORMATION
Nine months ended September 30th, 2011 - (unaudited)

	Attributed
	Starz Group	Capital Group	Consolidated Liberty
	amounts in millions
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)	$180	197	377
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	14	42	56
Amortization of program rights	523	—	523
Cash payments for programming rights	(599)	—	(599)
Stock-based compensation	12	12	24
Cash payments for stock based compensation	(7)	(3)	(10)
Noncash interest expense (income)	2	(2)	—
Share of (earnings) losses of affiliates, net	—	(3)	(3)
Realized and unrealized (gains) losses on financial instruments, net	4	77	81
(Gains) losses on disposition of assets, net	3	(2)	1
Intergroup tax allocation	89	(89)	—
Intergroup tax payments	(31)	31	—
Change in tax accounts from Liberty Interactive, net	—	53	53
Deferred income tax expense	41	84	125
Other noncash charges (credits), net	76	(363)	(287)
Changes in operating assets and liabilities
Current and other assets	(159)	(41)	(200)
Payables and other current liabilities	68	107	175
Net cash provided (used) by operating activities	216	100	316

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash proceeds from dispositions	—	17	17
Investments in and loans to cost and equity investees	—	(297)	(297)
Repayment of loan by cost and equity investees	—	189	189
Capital expended for property and equipment	(4)	(5)	(9)
Net sales of short term investments	242	60	302
Net increase in restricted cash	(5)	(134)	(139)
Reattribution of cash to Liberty Interactive	—	(264)	(264)
Other investing activities, net	(2)	(2)	(4)
Net cash provided (used) by investing activities	231	(436)	(205)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	1	—	1
Repayments of debt	(58)	—	(58)
Repurchases of Liberty common stock	—	(213)	(213)
Intergroup borrowings (payments)	(209)	209	—
Other financing activities, net	—	6	6
Net cash provided (used) by financing activities	(266)	2	(264)

Net increase (decrease) in cash and cash equivalents	181	(334)	(153)
Cash and cash equivalents at beginning of period	878	1,212	2,090
Cash and cash equivalents at end period	$1,059	878	1,937

LIBERTY MEDIA CORPORATION
STATEMENT OF CASH FLOWS INFORMATION
Nine months ended September 30th, 2010 - (unaudited)

	Attributed
	Starz Group	Capital Group	Consolidated Liberty
CASH FLOWS FROM OPERATING ACTIVITIES:	amounts in millions
Net earnings	$166	(37)	129
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	16	57	73
Amortization of program rights	551	—	551
Cash payments for programming rights	(507)	—	(507)
Stock-based compensation	14	22	36
Cash payments for stock based compensation	(34)	(3)	(37)
Noncash interest expense	—	1	1
Share of (earnings) losses of affiliates, net	—	70	70
Realized and unrealized (gains) losses on financial instruments, net	1	(125)	(124)
(Gains) losses on disposition of assets, net	2	(24)	(22)
Intergroup tax allocation	89	(89)	—
Intergroup tax payments	23	(23)	—
Change in tax accounts from Liberty Interactive, net	—	153	153
Deferred income tax expense (benefit)	10	39	49
Other noncash charges, net	19	121	140
Changes in operating assets and liabilities
Current and other assets	(114)	(52)	(166)
Payables and other current liabilities	(38)	112	74
Net cash provided (used) by operating activities	198	222	420

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash proceeds from dispositions	30	29	59
Proceeds (payments) related to settlement of financial instruments	—	750	750
Investments in and loans to cost and equity investees	—	(288)	(288)
Repayment of loan by Liberty	158	158	316
Repayment of loan by equity investee	—	101	101
Capital expended for property and equipment	(2)	(8)	(10)
Net purchases of short term investments	(149)	(278)	(427)
Net (increase) decrease in restricted cash	(20)	(13)	(33)
Reattribution of cash	36	(843)	(807)
Other investing activities, net	—	(7)	(7)
Net cash provided (used) by investing activities	53	(399)	(346)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	—	97	97
Repayments of debt	(3)	(1,015)	(1,018)
Repurchases of Liberty common stock	(40)	(587)	(627)
Other financing activities, net	13	106	119
Net cash provided (used) by financing activities	(30)	(1,399)	(1,429)

Net increase (decrease) in cash and cash equivalents	221	(1,576)	(1,355)
Cash and cash equivalents at beginning of period	794	3,157	3,951
Cash and cash equivalents at end period	$1,015	1,581	2,596